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Exhibit 4 (f)

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

        This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of January 24, 2003 (this "Amendment"), is by and among (a) Hasbro, Inc., a Rhode Island corporation (the "Company"), and Hasbro SA, a corporation organized under the laws of Switzerland ("Hasbro SA", and together with the Company, the "Borrowers"), (b) the Banks party to the Credit Agreement referred to below (the "Banks") and (c) Fleet National Bank, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms not otherwise defined herein which are defined in the Credit Agreement referred to below shall have the same respective meanings herein as therein.

        WHEREAS, the Borrowers, the Banks and the Agent are party to that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as amended and in effect from time to time, the "Credit Agreement"); and

        WHEREAS, the Borrowers, the Banks and the Agent have agreed to, inter alia, modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        S1.    Amendment to S1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

        (a)  deleting subparagraph (d) of the definition of Indebtedness in its entirety and substituting in lieu thereof the following new subparagraph (d):

          "(d)    every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (i) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith, (ii) earnout obligations in respect of assets or businesses acquired prior to the Effective Date and (iii) obligations to repurchase any Lucas Warrant under the Warrant Amendment Agreement dated January 30, 2003 by and among the Company, Lucas Licensing Ltd. and Lucasfilm Ltd)."

        (b)  adding in correct alphabetical sequence the following new definitions

          "Lucas Warrants.    Collectively, (a) the Warrant to Purchase Shares of Common Stock, dated October 30, 1998, issued to Lucas Licensing Ltd. for the purchase of 3,600,000 shares of the common stock of the Company at the exercise price of $23.33 per share, (b) the Warrant to Purchase Shares of Common Stock, dated October 30, 1998, issued to Lucasfilm Ltd. for the purchase of 2,400,000 shares of the common stock of the Company at the exercise price of $23.33 per share, (c) the Warrant to Purchase Shares of Common Stock, dated October 14, 1997, issued to Lucas Licensing Ltd. for the purchase of 5,850,000 shares of the common stock of the Company at the exercise price of $18.67 per share and (d) the Warrant to Purchase Shares of Common Stock, dated October 14, 1997, issued to Lucasfilm Ltd. for the purchase of 3,900,000 shares of the common stock of the Company at the exercise price of $18.67 per share."

          "Second Amendment.    The Second Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of January 24, 2003, by and among the Company, Hasbro SA, the Banks and the Agent."

        S2.    Amendment to S10.4 of the Credit Agreement. Section 10.4 of the Credit Agreement is hereby amended by: (i) deleting the word "and" at the end of subsection (d), (ii) deleting the text "(e)" at the beginning of subsection 10.4(e) and inserting in its place the text "(g)", and (iii) inserting the following text immediately below subsection 10.4(d):

          "(e)    repurchase any Lucas Warrant as a result of the holder exercising its put option to sell such Lucas Warrant to the Company as provided under the Warrant Amendment Agreement dated January 30, 2003 by and among the Company, Lucas Licensing Ltd. and Lucasfilm Ltd., up to an aggregate amount not to exceed $100,000,000 in cash or $110,000,000 in Capital Stock of the Company;"

          "(f)    repurchase any Lucas Warrant as a result of the Company exercising its call option to buy Lucas Warrant from the holders as provided under the Warrant Amendment Agreement dated January 30, 2003 by and among the Company, Lucas Licensing Ltd. and Lucasfilm Ltd., up to an aggregate amount not to exceed $220,000,000 in Capital Stock of the Company, provided, that no cash payments shall be permitted under this subsection (g); and"

        S3.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterpart signature pages to this Amendment, duly executed by each of the Borrowers, the Restricted Subsidiaries and the Majority Banks.

        S4.    Representations and Warranties. The Borrowers hereby repeat, on and as of the date hereof, each of the representations and warranties made by it in the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents, and to the extent that such representations and warranties relate expressly to an earlier date), provided that all references therein to the Credit Agreement shall refer to the Credit Agreement as amended hereby. In addition, each of the Borrowers hereby represents and warrants that the execution and delivery by such Person of this Amendment and the performance by such Person of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of such Person and have been duly authorized by all necessary corporate action on the part of such Person.

        S5.    Ratification, etc. Except as expressly amended hereby, the Credit Agreement, and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

        S6.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

        S7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

[signature pages follow]

Second Amendment
Signature Page

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

HASBRO, INC.
By:	/s/ MARTIN R. TRUEB Name: Martin R. Trueb Title: Sr. Vice President and Treasurer
HASBRO SA
By:	/s/ DAVID D.R. HARGREAVES Name: David D.R. Hargreaves Title: Chairman
By:	/s/ TYRONE PAYNE Name: Tyrone Payne Title: Director
FLEET NATIONAL BANK, individually and as Agent
By:	/s/ JOHN P. O'LOUGHLIN Name: John P. O'Loughlin Title: Director
BANK OF AMERICA, N.A.
By:	/s/ CASEY COSGROVE Name: Casey Cosgrove Title: Vice President

Second Amendment Signature Page
THE BANK OF NOVA SCOTIA
By:	/s/ TODD S. MELLER Name: Todd S. Meller Title: Managing Director
BARCLAYS BANK PLC
By:	/s/ V.J. MULDOON Name: V.J. Muldoon Title: Relationship Director
CITICORP USA, INC.
By:	/s/ THOMAS F. BRUSCINO Name: Thomas F. Bruscino Title: Vice President
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ ROBERT S. TAYLOR, JR. Name: Robert S. Taylor, Jr. Title: Senior Vice President
By:	/s/ ANDREW P. LUSK Name: Andrew P. Lusk Title: Assistant Vice President
MELLON BANK, N.A.
By:	/s/ J. WADE BELL Name: J. Wade Bell Title: Vice President

Second Amendment Signature Page
CITIZENS BANK OF MASSACHUSETTS
By:	/s/ STEPHANIE EPKINS Name: Stephanie Epkins Title: Vice President
BNP PARIBAS
By:	/s/ CHRISTOPHER CRISWELL Name: Christopher Criswell Title: Managing Director
By:	/s/ WILLIAM VAN NOSTRAND Name: William Van Nostrand Title: Managing Director
SANPAOLO IMI S.P.A.
By:	/s/ RENATO CARDUCCI Name: Renato Carducci Title: General Manager
By:	/s/ D. MARA LOWENSTEIN Name: D. Mara Lowenstein Title: Legal Counsel-Vice President

Second Amendment
Signature Page

RATIFICATION OF GUARANTY

        Each of the undersigned Restricted Subsidiaries hereby acknowledges and consents to the foregoing Second Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of January 24, 2003, and agrees that the Guaranty (as defined in the Credit Agreement) from such Person in favor of the Agent for the benefit of the Agent and the Banks and all other Loan Documents to which such Person is a party remain in full force and effect, and each of the Restricted Subsidiaries confirms and ratifies all of its obligations thereunder.

WIZARDS OF THE COAST, INC. ODDZON, INC.
By:	/s/ MARTIN R. TRUEB Name: Martin R. Trueb Title: Sr. Vice President & Treasurer

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SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
RATIFICATION OF GUARANTY